UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

HIGHLANDS BANKSHARES, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

HIGHLANDS BANKSHARES, INC. (OTCBB:HBSI.OB)

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting To Be Held on May 12, 2009.

You are receiving this communication because you hold shares in the above company, and the material you should review before you cast your vote is now available.

This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The Highland’s Bankshares Proxy Statement, Proxy and 2008 Annual Report to Shareholders are available at http://www.cfpproxy.com/4993.

You will receive paper copies of the Proxy Statement, Proxy and 2008 Annual Report to Shareholders approximately ten days from your receipt of this notice.

If you want to obtain a paper copy of these items prior to the mailing referenced above,  you will need your Stockholder Control Number that can be found in the lower right hand corner of this letter. Then either:
Call 1-800-951-2405
Visit the website http://www.cfpproxy.com/4993
Send an e-mail to fulfillment@rtco.com
And enter the Stockholder Control Number when prompted (or list this number in the subject line, if sending an e-mail).

The annual meeting of shareholders of Highlands Bankshares, Inc. will be held on Tuesday, May 12, 2009, at 3:00 p.m., at The Grant County Bank, 1 North Main Street (the "Old Bank Building"), Petersburg, West Virginia, for the following purposes:
1.	Election of three Class B directors to serve until the annual meeting of shareholders in 2012.
2.	Ratification of the appointment of Smith Elliott Kearns & Company, LLC as independent registered public accountants for 2009.
3.	Transaction of other business as may properly come before the meeting, or any adjournments thereof.

If you plan on attending the meeting in person, and require directions to the location, please contact our headquarters at (304)257-4111.